Exhibit 99.3

SOLITARIO RESOURCES CORPORATION COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE CHARTER

The Board of Directors of Solitario Resources Corporation (the "Corporation") has established a Compensation and Management Development Committee (the "Committee") comprised of at least three directors appointed by the Board. The membership, operations, authority, purpose, responsibilities and specific duties of the Committee are described below:

Membership and Operations

To serve on the Committee, a director must be independent. To be considered independent, a director must meet the criteria for independence (a) required by the American Stock Exchange (the "AMEX"), or (b) the Toronto Stock Exchange, and (c) the Securities and Exchange Commission, and (d) any applicable securities laws and regulations.

Committee members shall serve until the successors shall be duly designated and qualified. Any member may be removed at any time, with or without cause, by a majority of the Board then in office. Any vacancy in the Committee occurring for any cause may be filled by a majority of the Board then in office.

The Committee's chairperson shall be designated by the Board. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Committee.

The Committee may form and delegate authority to subcommittees when appropriate.

Authority

The Board of Directors has granted the Committee the authority herein provided. The Committee has been, and shall be, granted unrestricted access to all information and all employees have been, and shall be, directed to cooperate as requested by members of the Committee. The Committee has the authority to retain, at the Corporation's expense, persons having special competencies (including, without limitation, legal, accounting, compensation or other consultants and experts) to assist the Committee in fulfilling its responsibilities. The Committee has the sole authority to terminate the Committee's engagement of its experts in the field of executive compensation and to approve the fees and other terms of retention of such experts.

Purpose and Responsibilities

The Committee's primary purposes are (1) to discharge the responsibilities of the Board relating to compensation of the Corporation's directors, Chief Executive Officer and other executive officers, and (2) to produce an annual report on executive compensation for public disclosure in the Corporation's proxy statement or otherwise, as required by applicable securities laws and the rules and regulations promulgated thereunder.

Each of the lead executives of human resources and internal audit shall have direct and unrestricted access to the Committee as well as the opportunity to meet with the entire Board.

The purposes and provisions specified in this Charter are meant to serve as guidelines, and the Committee is delegated the authority to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. Nothing herein is intended to expand applicable standards of liability under state or federal law for directors of a corporation.

Specific Duties

The Committee is also expected to perform the following duties:

1.     Review from time to time and approve the overall management evaluation and compensation policies of the Corporation, including, in particular, policies applicable to the Corporation's executive officers, to ensure that management is rewarded appropriately for its contributions to the Corporation's growth and profitability and that such compensation policies are aligned with the Corporation's objectives and shareholder interests.

2.     Review and approve goals and objectives relevant to the compensation of the chief executive officer of the Corporation.

3.     Evaluate the performance of the Corporation's chief executive officer in light of the above-referenced goals and objectives.

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4.     Set the compensation of the Corporation's chief executive officer (including each of the individual elements thereof) based on the above-referenced evaluation.

5.     Review and approve the compensation for executive officers of the Corporation other than the chief executive officer (including each of the individual elements thereof).

6.     Review, approve and periodically evaluate the Corporation's compensation and other benefit plans, including incentive compensation and equity-based plans and programs for executive officers and senior management, and make recommendations as necessary. Review and approve any amendments and modifications to any such plan or program requiring approval of the Board of Directors, subject always to applicable shareholder approval requirements.

7.     Review, approve and periodically evaluate compliance with the Corporation's executive share ownership guidelines.

8.     Establish rules and regulations and perform all other administrative or management duties required of the Board or the Committee by the provisions of any compensation or benefit plan maintained by the Corporation.

9.     Review and approve the granting of options, restricted stock, stock appreciation rights and other equity-based grants to the Corporation's executive officers and senior management consistent with the Corporation's incentive compensation plans and programs and compensation and retention strategy, subject to ratification by the Board.

10.     Review, periodically evaluate and make recommendations to the Board regarding the compensation and benefits for the Corporation's non-employee directors.

11.     Review and approve plans of the Corporation for management development and senior managerial succession.

12.     Oversee compliance with the applicable compensation reporting requirements of the Securities and Exchange Commission.

13.     Conduct an annual performance self-evaluation of the Committee.

14.     Apprise the Board regularly of significant developments in the course of performing the above duties, including reviewing with the full Board any issues that arise.

15.     Review and reassess the adequacy of this charter on a regular basis and submit any proposed revisions to the Board for consideration and approval.

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